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                                                                     Exhibit 5.1

                                October 4, 2000


InterTAN, Inc.
3300 Highway #7, Suite 904
Concord, Ontario, Canada L4K 4M3

   Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

   We have acted as counsel for InterTAN, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 200,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), for issuance under the InterTAN, Inc. Restricted Stock Unit Plan (the "Plan").

   We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") covering the issuance and sale of Shares, filed with the Securities and Exchange Commission, relating to the registration of the Shares under the Securities Act.

   In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the resolutions of the Company's Board of Directors establishing the Plan, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.

   Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Respectfully submitted,



                                         THOMPSON & KNIGHT L.L.P.



                                         By:/s/ ANN MARIE COWDREY
                                            ----------------------------
                                            Ann Marie Cowdrey, Partner